UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8730 Stony Point Parkway, Suite 150
Richmond, VA 23235
(Address of Principal Executive Offices) (Zip Code)

(804) 560-4070
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2010, Colfax Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”), at which two proposals were submitted to, and approved by, the Company’s stockholders. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 12, 2010.  The final results for each proposal are set forth below.

Proposal 1:  Election of Directors

The Company’s stockholders elected eight directors to the Company’s Board of Directors, to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.  The votes regarding this proposal were as follows:

	Votes For	Votes Against	Abstain	Broker non-votes
Mitchell P. Rales	37,928,055	786,308	7,395	3,201,126
Clay H. Kiefaber	38,238,173	475,666	7,919	3,201,126
Patrick W. Allender	36,261,363	2,452,476	7,919	3,201,126
C. Scott Brannan	38,288,135	425,504	8,119	3,201,126
Joseph O. Bunting III	35,887,867	2,821,455	12,436	3,201,126
Thomas S. Gayner	38,283,479	425,843	12,436	3,201,126
Rhonda L. Jordan	38,280,818	428,504	12,436	3,201,126
Rajiv Vinnakota	38,279,322	429,999	12,437	3,201,126

Proposal 2: Ratification of Approintment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstain	Broker non-votes
41,880,990	22,346	19,548	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colfax Corporation

Date: May 21, 2010	By:	/s/ CLAY H. KIEFABER
	Name:	Clay H. Kiefaber
	Title:	President and Chief Executive Officer